Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheet of APSG and Legacy GBT on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2022. The Egencia Acquisition closed on November 1, 2021 and, therefore, the consolidated balance sheet of Legacy GBT as of March 31, 2022 includes the impact of the Egencia Acquisition. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 combines the historical statements of operations of APSG, Legacy GBT, and Egencia on a pro forma basis as if the Business Combination, the Egencia Acquisition and related transactions, summarized below, had been consummated on January 1, 2021.

A summary of the Business Combination, the Egencia Acquisition and related transactions is as follows:

•	On December 2, 2021, APSG entered into a Business Combination Agreement, by and between APSG and Legacy GBT, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, the Continuing JerseyCo Owners, in the aggregate, own a majority voting interest in PubCo and a majority economic interest in GBT, and the existing shareholders of APSG own a minority voting interest in PubCo and an indirect minority economic interest in the GBT business. Upon Closing, GBT serves as PubCo’s operating company in an Up-C structure.

•	The Egencia Acquisition was consummated on November 1, 2021, and Expedia became an indirect holder of approximately 19% of the equity interests of GBT, excluding GBT Preferred Shares, GBT Profit Shares, GBT MIP Options and GBT MIP Shares as of such date. On Closing, and as contemplated by the Egencia Acquisition, Expedia has become a direct equityholder in GBT.

•	Immediately prior to the Closing, the investors of the Common Stock PIPE Investment (the “PIPE Investors”) purchased 32,350,000 shares of APSG Class A common stock for an aggregate purchase price equal to $323.5 million, which, upon the Closing, converted on a one-for-one basis to shares of PubCo’s Class A Common Stock;

The unaudited pro forma condensed combined financial information does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination, the Egencia Acquisition and related transactions taken place on the dates indicated, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical financial statements of APSG, Legacy GBT and Egencia, and the related notes thereto, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of APSG” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GBT” included in Proxy Statement/Prospectus

The unaudited pro forma condensed combined balance sheet has been prepared to illustrate the effect of the Business Combination and related transactions and the unaudited pro forma condensed combined statements of operations has been prepared to illustrate the effect of the Business Combination, the Egencia Acquisition and related transactions. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The unaudited pro forma condensed combined financial information reflects transaction-related adjustments management believes are necessary to present fairly (i) the combined company pro forma financial position following the closing of the Business Combination and related transactions and (ii) the combined company pro forma results of operations following the closing of the Business Combination and Egencia Acquisition and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report PubCo’s (i) financial condition as if the Business Combination and related transactions were completed as of the period indicated and (ii) results of operations as if the Business Combination, the Egencia Acquisition and related transactions were completed as of and for the periods indicated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the Egencia Acquisition and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

Accounting for the Business Combination

The Business Combination has `been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, APSG has been treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of GBT issuing shares for the net assets of APSG, accompanied by a recapitalization. The net assets of APSG are recognized at fair value (which is expected to be consistent with carrying value as APSG’s net assets primarily comprise of Investments held in Trust Account), with no goodwill or other intangible assets recorded.

Legacy GBT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy GBT has been determined to be a corporate like entity due to its governance structure;

•	Legacy GBT’s stockholders have the majority of the voting power in the post-Business Combination company i.e. PubCo;

•	Legacy GBT’s stockholders appointed a majority of the PubCo Board;

•	Legacy GBT’s management team constitutes management team of the post-Business Combination company;

•	Legacy GBT’s prior operations comprise the ongoing operations of the post-Business Combination company;

•	Legacy GBT is the larger entity based on historical revenues and business operations; and

•	The post-Business Combination company assumed Legacy GBT’s operating name and its headquarters.

Accounting for Egencia Acquisition

The Egencia Acquisition closed on November 1, 2021 and, therefore, the consolidated balance sheet of Legacy GBT as of March 31, 2022 includes the impact of Egencia Acquisition. The pro forma adjustments related to the Egencia Acquisition primarily reflect the impact of the following in the unaudited pro forma combined statements of operations:

•	the amortization of acquired intangibles; and

•	the impact of revenue sharing arrangement with Expedia.

Basis of Pro Forma Presentation

The following summarizes the pro forma shares of Domesticated Acquiror Common Stock issued and outstanding immediately after the Business Combination and related transactions, taking into consideration actual redemptions:

Number of Shares
Juweel	162,388,084
Amex HoldCo.	157,786,199
Expedia	74,274,198
Continuing JerseyCo Owners	394,448,481
Public Shareholders	4,174,783
PIPE Investors	32,350,000
Sponsor and Insiders	20,420,250
Total Shares	451,393,514

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

($ in millions, except share and per share data)	GBT JerseyCo Limited	Apollo Strategic Growth Capital	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$329	$-	$132	(a)	$461
Accounts receivable, net	562	-			562
Due from affiliates	9	-			9
Prepaid expenses and other current assets	143	-	(26)	(b)	117
Total current assets	1,043	-	106		1,149
Investments held in Trust Account	-	818	(818)	(c)	-
Property and equipment, net	213	-			213
Equity method investments	16	-			16
Goodwill	1,346	-			1,346
Other intangible assets, net	718	-			718
Operating lease right-of-use assets	54	-			54
Deferred tax assets	300	-	166	(n)	466
Other non-current assets	46	-			46
Total assets	$3,736	$818	$(546)		$4,008

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$289	$5	$(5)	(d)	$289
Due to affiliates	41	4	(4)	(e)	41
Accrued expenses and other current liabilities	448	-	12	(f)	460
Notes payable	-	6	(6)	(d)	-
Current portion of operating lease liabilities	20	-			20
Current portion of long-term debt	3	-			3
Total current liabilities	801	15	(3)		813
Long-term non-current debt, net of unamortized debt discount and debt issuance costs	1,020	-			1,020
Deferred tax liabilities	119	-			119
Pension liabilities	316	-			316
Long-term operating lease liabilities	55	-			55
Derivative warrant liabilities	-	60			60
Earnout liability	-	-	175	(k)	175
Deferred underwriting compensation	-	29	(29)	(d)	-
Other non-current liabilities	26	-			26
Total liabilities	$2,337	$104	$143		$2,584

Commitments and contingencies

Temporary Equity
APSG Class A ordinary shares subject to possible redemption		817	(817)	(l)	-
GBT Preferred shares	165		(165)	(h)	-

Shareholders Equity
GBT Voting ordinary shares	-				-
GBT Non-Voting ordinary shares	-				-
GBT Profit shares	-				-
GBT Management incentive plan shares	-				-
APSG Preferred shares		-			-
APSG Class A ordinary shares		-			-
APSG Class B ordinary shares		-			-
Class A-1 Preferred Stock					-
Class B-1 Preferred Stock					-
Class A Common Stock					-
Class B Common Stock					-
Class X Common Stock					-
Additional paid-in capital	2,558	-	(103)	(j)	1,761
			(175)	(k)
			324	(g)
			(29)	(d)
			(776)	(i)
			817	(l)
			(988)	(m)
			(12)	(f)
			4	(e)
			(26)	(b)
			166	(n)
Accumulated deficit	(1,156)	(103)	103	(j)	(1,156)
Accumulated other comprehensive loss	(169)	-			(169)
Total equity of Company's shareholders	$1,233	$(103)	$(695)		$436
Equity attributable to non-controlling interest in subsidiaries	1		$988	(m)	989
Total shareholders' equity	$1,234	$(103)	$293		$1,424
Equity attributable to non-controlling interest in subsidiaries
Total liabilities, preferred shares and shareholders' equity	$3,736	$818	$(546)		$4,008

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022

($ in millions, except share and per share data)	GBT JerseyCo Limited (Historical)	Apollo Strategic Growth Capital (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$350	$-	$-		$350
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	173	-			173
Sales and marketing	72	-			72
Technology and content	90	-			90
Administration fee - related party		-			-
General and administrative	65	1			66
Restructuring charges	2	-			2
Depreciation and amortization	44	-			44
Total operating expenses	446	1	-		447
Operating loss	(96)	(1)	-		(97)
Interest expense	(19)	-			(19)
Other expense, net	-	-	(7)	(aa)	(7)
Change in fair value of derivative warrants		(4)			(4)
Loss before income taxes and share of loss from equity method investments	(115)	(5)	(7)		(127)

Benefit from income taxes	25	-	1	(bb)	26
Share of losses from equity method investments	(1)	-	-		(1)
Net loss	$(91)	$(5)	$(6)		$(102)

Net (loss) attributable to noncontrolling interests in subsidiaries	-	-	(89)	(cc)	(89)
Net (loss) income attributable to the Company	(91)	(5)	83		(13)
Preferred shares dividend	(5)	-	5	(dd)	-
Net (loss) income attributable to the Company's ordinary shareholders	(96)	(5)	88		(13)

Earnings per share attributable to the shareholders of the Company’s ordinary shares - Basic and Diluted:
Weighted average number of ordinary shares outstanding	44,413,972
Loss per share	$(2.15)
Weighted average shares outstanding of Class A ordinary shares		81,681,000	369,712,514		451,393,514
Basic and diluted net income per share, Class A		$(0.05)			$(0.03)
Weighted average shares outstanding of Class B ordinary share		20,420,250
Basic and diluted net loss per share, Class B		$(0.05)

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

($ in millions, except share and per share data)	GBT JerseyCo Limited (Historical)	Egencia (Unaudited Historical)	Egencia Aqcuisition Adjustments		GBT JerseyCo Limited Combined (Historical)	Apollo Strategic Growth Capital (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$763	$148	$(22)	(i)	$889	$-	$-		$889
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	477	131	-		608	-			608
Sales and marketing	201	93	-		294	-			294
Technology and content	264	57	-		321	-			321
General and administrative	213	35	(6)	(ii)	242	13			255
Restructuring charges	14	9	-		23	-			23
Depreciation and amortization	154	40	2	(iii)	196	-			196
Total operating expenses	1,323	365	(4)		1,684	13	-		1,697
Operating loss	(560)	(217)	(18)		(795)	(13)	-		(808)
Interest income	1	-	-		1	-			1
Interest expense	(53)	-	-		(53)	-			(53)
Loss on early extinguishment of debt	(49)	-	-		(49)				(49)
Other income (expense), net	8	2	-		10	-	(11)	(aa)	(1)
Change in fair value of derivative warrants	-	-	-		-	19			19
Loss before income taxes and share of loss from equity method investments	(653)	(215)	(18)		(886)	6	(11)		(891)

Benefit from income taxes	186	2	5	(iv)	193	-	2	(bb)	195
Share of losses from equity method investments	(8)	-	-		(8)	-	-		(8)
Net loss	$(475)	$(213)	$(13)		$(701)	$6	$(9)		$(704)

Net (loss) attributable to noncontrolling interests in subsidiaries	(2)	-	-		(2)	-	(615)	(cc)	(617)
Net (loss) income attributable to the Company	(473)	(213)	(13)		(699)	6	606		(87)
Preferred shares dividend	(10)				(10)	-	10	(dd)	-
Net (loss) income attributable to the Company's ordinary shareholders	(483)	(213)	(13)		(709)	6	616		(87)

Earnings per share attributable to the shareholders of the Company’s ordinary shares - Basic and Diluted:
Weighted average number of ordinary shares outstanding	37,406,171
Loss per share	$(12.91)
Weighted average shares outstanding of Class A ordinary shares						81,681,000	369,712,514		451,393,514
Basic and diluted net income per share, Class A						$0.06			$(0.19)
Weighted average shares outstanding of Class B ordinary share						20,420,250
Basic and diluted net loss per share, Class B						$0.06

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, APSG is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy GBT’s anticipated governance structure is more akin to a corporation; (ii) Legacy GBT’s stockholders have the majority of the voting power in the post- Business Combination company; (iii) Legacy GBT’s stockholders are able to appoint a majority of the PubCo Board; (iv) Legacy GBT’s management team is the management team of the post-Business Combination company; (v) Legacy GBT’s prior operations comprise the ongoing operations of the post-Business Combination company; (vi) Legacy GBT is the larger entity based on historical revenues and business operations; and (vii) the post- Business Combination Company is assuming Legacy GBT’s operating name and its headquarters. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy GBT issuing shares for the net assets of APSG, accompanied by a recapitalization. The net assets of APSG are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy GBT.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 presents the pro forma effect of the Business Combination and related transactions as if they had occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 presents the pro forma effect of the Business Combination and the Egencia Acquisition and related transactions as if they had been completed on January 1, 2021. These periods are presented on the basis of Legacy GBT as the accounting acquirer.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following materials, each of which is incorporated into this Current Report on Form 8-K by reference:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of APSG as of, and for the three months ended, March 31, 2022, included as Exhibit 99.3 to this Current Report on Form 8-K;

•	the historical unaudited financial statements of GBT as of, and for the three months ended, March 31, 2022, included as Exhibit 99.1 to this Current Report on Form 8-K;

•	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of APSG,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GBT,” “The Business Combination Proposal” and other financial information included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma combined financial information reflects transaction related adjustments management believes are necessary to present fairly GBT’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report GBT’s financial condition and results of operations as if the Business Combination was completed. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. APSG believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and Egencia Acquisition.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and Egencia Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. They should be read in conjunction with the audited financial statements of each of APSG, Legacy GBT and Egencia and related notes thereto included in Proxy Statement/Prospectus.

Note 2 — Unaudited pro forma adjustments related to Egencia Acquisition

The historical consolidated financial information of GBT JerseyCo Limited and subsidiaries is derived from its consolidated financial statements included as Exhibit 99.1 in this Current report on Form 8-K and/or in the Proxy Statement/Prospectus] and includes results of Egencia since the date of its acquisition on November 1, 2021. The historical balance sheet of GBT JerseyCo Limited as of March 31, 2022 includes provisional purchase accounting adjustments related to the Egencia Acquisition. On November 1, 2021, GBT acquired Egencia from Expedia. As part of the Egencia Acquisition’s purchase consideration, Expedia became an indirect holder of non-voting ordinary shares of GBT, which represents approximately 19% of the equity interests of GBT, excluding GBT Preferred Shares, GBT Profit Shares, GBT MIP Options and GBT MIP Shares. On Closing, and as contemplated by the Egencia Acquisition, Expedia became a direct equity holder in GBT. Such equity interest is subject to changes based on final debt/cash and working capital adjustments and we have estimated that the extent of such adjustments is not expected to be material. The pro forma adjustments presented above assume that no additional consideration would be required to be paid to Expedia.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed are recorded at the acquisition date fair values. The pro forma acquisition adjustments are provisional and based on (i) initial fair valuations of purchase consideration, assets acquired and liabilities assumed, and (ii) estimated useful lives of the assets. These pro forma acquisition adjustments illustrate the estimated effect of the Egencia Acquisition on the pro forma consolidated statements of operations. For all assets acquired and liabilities assumed other than acquired technology, identified intangible assets and goodwill, the fair value is determined to be the same as its carrying value. Management continues to evaluate the provisional valuations and the final determination of the fair values will be completed within the one-year measurement period from the date of completion of the acquisition, as required by Accounting Standard Codification Topic 805 — Business Combinations. The significance of the Egencia Acquisition may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including customer relationships, tradenames and technology and the assumptions underpinning the related tax impacts. Any potential adjustments made could be material in relation to the provisional values presented in the consolidated balance sheet and pro forma consolidated statements of operations. Accordingly, the purchase price allocation may be subject to further adjustment as additional information becomes available and as additional analyses are completed. There can be no assurances that these additional analyses will not result in significant changes to the estimates of fair value set forth below.

(i)	In connection with the Egencia Equity Contribution Agreement, the Company has entered into a long-term hotel supply agreement whereby the GBT will receive hotel commission revenue from Expedia for the hotel bookings made by Egencia on Expedia’s platform. Historically Egencia has recorded the entire hotel commission in its financial statements. The adjustment represents reversal of Expedia’s share of hotel commission revenue from the combined results pursuant to this agreement, and for the ten months ended October 31, 2021, GBT has estimated that a total of $22 million would have been share of Expedia’s hotel commission revenue under such agreement if the agreement had been in effect as of January 1, 2021.
(ii)	Represents:
(1)	Reversal of the acquisition transaction costs of $13 million included in the historical statements of operations of GBT for the year ended December 31, 2021 and
(2)	Amortization of deferred compensation asset recognized on the Egencia Acquisition of $7 million for the ten months ended October 31, 2021.
(iii)	Represents additional amortization expense resulting from the fair value of Egencia’s acquired intangible assets. The table below indicates the fair values, estimated useful lives and the annual amortization of each of the identifiable acquired intangible asset.

	Fair		Annual
($ in millions, except as stated otherwise)	value	Useful lives (years)	Amortization
Acquired technology	$50	5	$10
Customer and Supplier relationships	390	15	26
Tradenames	50	10	5
Annual estimated additional amortization			41

The pro forma adjustment represents the net additional amount recorded for the ten months ended October 31, 2021 to include the impact of amortization of intangibles assets acquired on business combination, after considering reversal of related depreciation and amortization recorded in historical accounts.

(iv)	Represents the tax adjustment for the pro forma adjustments of Egencia Acquisition calculated at 28%.

Note 3 — Unaudited pro forma adjustments related to Business Combination

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(a)	Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the Business Combination:

(Signs represent debits/(credits))
Cash inflow from APSG Trust Account	$818	(c)
Cash inflow from the PIPE Investment	324	(g)
Payment of estimated transaction fees	(69	)(d)
Payment to legacy GBT preferred shareholders	(165	)(h)
Release of cash for redemption of shares	(776	)(i)
Net Pro Forma Adjustment to Cash	$132	(a)

(b)	Represents deferred offering costs being written off.
(c)	Represents cash equivalents that will be released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination and, accordingly, will be available for general use by PubCo.
(d)	Represents the estimated transaction costs incurred in connection with the Business Combination including, but not limited to, advisory fees, legal fees and registration fees that was paid in connection with the consummation of the Business Combination. Of the total amount, (i) $29 million relates to the cash used to pay deferred underwriter compensation that was incurred as part of APSG’s IPO and that was to be paid upon the consummation of a business combination by APSG (ii) $6 million relates to the cash used to pay APSG notes payable and $5 million relates to APSG accounts payable and accrued liabilities for costs incurred in relation to the Business Combination.

(e)	Represents amounts due to affiliates that were settled as of the acquisition date.
(f)	Represents an accrual for unpaid bankers’ fees related to services provided in connection with the Business Combination.
(g)	Reflects the gross cash proceeds of $324 million from the issuance and sale of PIPE Securities at $10.00 per share pursuant to the PIPE Subscription Agreements.

(h)	Represents the payment of $165 million to holders of GBT Preferred Shares.
(i)	Represents the cash disbursement for the redemption of 77,514,764 shares of Class A Common Stock at a redemption price of approximately $10.00 per share and any income accrued thereon, totaling approximately $776 million.
(j)	Elimination of historical retained earnings of APSG as part of the acquisition accounting.
(k)	Reflects the fair value of the Sponsor and legacy shareholders of Legacy GBT Earn-Out Shares contingently issued to the Sponsor and the legacy shareholders as of the Closing. The preliminary fair value was determined utilizing a Monte Carlo simulation analysis in order to capture a wide range of Earn-Out shares vesting scenarios over the five year Earn-Out achievement period. The following assumptions and inputs were used for approximately 20,000 Monte Carlo simulations:

Class A common stock price – $9.95

Annual volatility – 35.0%

Risk-free rate of return – 2.42%

(l)	Reflects (i) the redemption of 77,514,764 Acquiror Cayman Class A Ordinary Shares and (ii) reclassification of 4,166,236 Acquiror Cayman Class A Ordinary Shares to permanent equity.
(m)	Noncontrolling interests represent direct interests held in GBT other than by APSG immediately after the Business Combination. Reflects the noncontrolling interest ownership of 87.4% ownership of PubCo to be held by Continuing JerseyCo Owners.
(n)	Represents the net US deferred tax asset to be reflected on PubCo’s books for the outside basis difference on its investment in Legacy GBT of $206 million offset by deferred tax liabilities of $(40) million related to foregone US foreign tax credits on JerseyCo’s foreign deferred tax assets.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 are as follows:

(aa)	Reflects the change in fair value of the Sponsor and Legacy GBT shareholders Earn-Out shares.

(bb)	Represents an adjustment to record the income tax impact of APSG’s 2022 income statement activity at a statutory rate of 27% assuming US federal and state income taxes would apply after becoming a US resident corporation (Delaware).

(cc)	Noncontrolling interests represent direct interests held in GBT other than by APSG immediately after the Business Combination. Reflects the noncontrolling interest ownership of 87.4%.

(dd)	Represents an adjustment to eliminate the preferred shares dividend associated with the paydown of GBT Preferred Shares upon consummation of the Business Combination.

Note 4 — Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate 77,514,764 Acquiror Cayman Class A Ordinary Shares that have been redeemed for the entire period. The Company uses the two-class method to compute basic and diluted earnings per common share. In periods of net loss, no effect was given to the Company’s participating securities as they did not contractually participate in the losses of the Company.

The unaudited pro forma condensed combined financial information has been presented under the Actual Redemptions:

For the Three Months Ended
March 31, 2022
Pro Forma Basic and Diluted Loss Per Share
Pro Forma net loss attributable to shareholders (in $ millions)	$(13)
Weighted average shares outstanding, basic and diluted	451,393,514
Basic and diluted net loss per share	$(0.03)
Pro Forma Weighted Average Shares – Basic and Diluted
Juweel	162,388,084
Amex HoldCo	157,786,199
Expedia	74,274,198
Continuing JerseyCo Owners	394,448,481
Public Shareholders	4,174,783
PIPE Investors	32,350,000
Sponsor and Insiders	20,420,250
Pro Forma Weighted Average Shares – Basic and Diluted(1)	451,393,514

(1)	Potentially dilutive securities that are not included in the calculation of diluted net loss per share consist of 36,535,801 shares of Domesticated Acquiror Class A Common Stock that may be issued upon the exercise of 36,535,801 Acquiror Options to purchase Domesticated Acquiror Class A Common Stock, 39,451,134 shares of Domesticated Acquiror Class A Common Stock that may be issued upon exercise of Domesticated Acquiror Warrants and 15,000,000 earnout shares. These securities are not included in the diluted net loss per share calculation because to do so would be anti-dilutive due to the Pro Forma Consolidated net loss results for the three months ended March 31, 2022.

Note 5 — Long-term Debt

Effective as of December 16, 2021, Legacy GBT amended the senior secured credit agreement to, among other things, establish the $1,000 million senior secured tranche B-3 term loan facilities, $800 million of which was borrowed on such date and $200 million of which is available on a delayed-draw basis for a six-month period after the date of such initial borrowings, subject to certain customary borrowing conditions. On May 19, 2022, Legacy GBT borrowed a principal amount of $100 million of senior secured tranche B-3 term loans under the $200 million of delayed draw commitments that were established under the senior secured credit agreement in December 2021. Legacy GBT expects to draw down the balance of $100 million of principal amount of tranche B-3 term loan in June 2022.